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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

B-Scada, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-150158	94-3399360
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1255 N Vantage Pt. Dr., Suite A, Crystal River, Florida	34429
(Address of principal executive offices)	(Zip Code)

(352) 564-9610

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

On November 26, 2013 the Company issued a press release, stating that it plans to publicly announce and file with the Securities and Exchange Commission in late January 2014 its annual financial statements for the fiscal year ended October 31, 2013. Unaudited revenues for fiscal 2013 are expected to be approximately $1.54 million, exceeding revenues for fiscal 2012 by more than $470,000 or approximately 45%.  Unaudited income before income taxes in fiscal 2013 is estimated to be roughly $460,000, an approximate 200% increase over fiscal 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release of B-Scada, Inc. dated November 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B-SCADA, INC.

Date: November 26, 2013	By:	/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
President and Chief Executive Officer

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